UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2008

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400 (Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2008 the Company entered into new Change in Control Agreements (Agreements) with each of its Senior Executive Officers, David R. Emery, Thomas M. Ohlmacher, Linden R. Evans, Steven J. Helmers, Maurice T. Klefeker and James M. Mattern. The new Agreements replace the Change in Control Agreements dated June 30, 2005 which expired on June 1, 2008. The new Agreements have a termination date of June 1, 2011.

The Agreement entered into with David R. Emery, our Chairman, President and Chief Executive Officer, provides for a payment equal to 2.99 times the officer’s base salary and annual incentive target if there is a Change in Control. The Agreement entered into with each of the other senior executive officers provides for a payment equal to two (2) times the officer’s base salary plus annual incentive target if there is a Change in Control. The specific benefits and the definition of a Change in Control are fully described in the form of Agreements. Mr. Emery’s Agreement is attached as Exhibit 10.1 and the form of Agreement for the other Senior Executive Officers is attached as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Change in Control Agreement dated June 1, 2008 between Black Hills Corporation and David R. Emery
10.2	Form of Change in Control Agreement between Black Hills Corporation and its Non-CEO Senior Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Steven J. Helmers
Steven J. Helmers
Senior Vice President
and General Counsel

Date: June 4, 2008

Exhibit Index

Exhibit #

10.1	Change in Control Agreement dated June 1, 2008 between Black Hills Corporation and David R. Emery
10.2	Form of Change in Control Agreement between Black Hills Corporation and its Non-CEO Senior Executive Officers

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